Exhibit 10.12

                               Resolutions adopted
                At a Meeting of the Company's Board of Directors
                             Held on April 13, 2006

      WHEREAS, WL Ross & Co. LLC ("Ross") has indicated that it may be interested in pursuing a potential transaction pursuant to which Ross, or an affiliate of Ross, may acquire ownership of shares of the Company not already owned by affiliates of Ross in return for cash, securities issued by an affiliate of Ross, or a combination of cash and such securities, or pursuant to which the Company may be merged with or into an affiliate of Ross or an affiliate of Ross may be merged with or into the Company (any such or similar transaction or series of transactions being referred to herein as a "Potential Transaction"); and

      WHEREAS, Ross is an affiliate of the Company's majority stockholders, WLR Recovery Fund II, LP and WLR Recovery Fund III, LP, and an affiliate of three of the Company's directors, Wilbur L. Ross, Jr., Michael J. Gibbons and David H. Storper; and

      WHEREAS, the Board has determined that it is desirable and appropriate that a special committee of the Board of Directors (the "Special Committee") composed of the sole director who is not an affiliate of Ross or an employee of the Company be created to have exclusive authority on behalf of the Company to review, evaluate, investigate, negotiate and approve the terms of any Potential Transaction (and to engage legal counsel and a financial advisor to assist such Special Committee with same);

      NOW, THEREFORE BE IT RESOLVED AS FOLLOWS:

      RESOLVED, that there is hereby created a special committee of the Board (the "Special Committee"), and Dr. Daniel D. Tessoni (the "Special Committee Member") is hereby appointed to serve as the sole member of the Special Committee for so long as the Special Committee shall exist or until his earlier resignation;

      RESOLVED, that in furtherance of the performance by the Special Committee Member of his statutory and fiduciary duties, the Special Committee is, on behalf of the Company, empowered:

      1. with the exclusive authority to review, evaluate, investigate, negotiate and approve the terms of any Potential Transaction, including evaluating the advisability of any Potential Transaction in light of, among other factors, the strategic alternatives available to the Company and the fairness to holders of Company common stock (including minority stockholders) of the terms and conditions of any Potential Transaction;

      2. to have such discussions and negotiations with Ross and/or any of its affiliates and their representatives concerning any Potential Transaction or otherwise, as the Special Committee may deem appropriate; and

      3. to make reports to the entire Board at the appropriate times with respect to such matters as the Special Committee deems appropriate;

      RESOLVED, that, in recognition of the substantial additional time and effort necessary to be expended by the Special Committee Member in connection with the responsibilities of the Special Committee, the Special Committee Member shall be paid by the Company a retainer fee of $40,000, which is hereby deemed irrevocably earned by the Special Committee Member, with the timing of such payment to be mutually agreed by the Special Committee Member and the Company;

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      RESOLVED,  that the Special Committee is empowered to engage, on terms and conditions reasonably acceptable to the Special Committee and at the Company's expense, legal and financial advisors to assist in the Special Committee's evaluation of any Potential Transaction;

      RESOLVED, that the officers, employees and agents of the Company be, and the same hereby are, directed to furnish the Special Committee and its advisers such information as the Special Committee or its advisers may reasonably request in furtherance hereof, to cooperate with the Special Committee and its advisers in all such respects and to pay the expenses incurred by the Special Committee Member in furtherance hereof, including legal expenses incurred in connection with the formation of the Special Committee;

      RESOLVED, that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law, the Company's Amended & Restated Certificate of Incorporation, as amended (the "Certificate"), and the Bylaws, indemnify the Special Committee Member if he is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, based in whole or in part on the fact that such person is or was a member of the Special Committee ("Proceeding"), from and against any and all expenses (including reasonable attorneys' fees), damages or other costs incurred by the Special Committee Member in connection with such Proceeding and that the expenses incurred by the Special Committee Member shall be paid by the Company promptly upon the incurrence thereof in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted by the Delaware General Corporation Law, the Certificate or the Bylaws;

      RESOLVED, that any and all action taken by the Special Committee prior to the date hereof to effect the purposes of the foregoing resolutions is ratified, approved, confirmed and adopted in all respects; and

      RESOLVED, that the Special Committee be, and it hereby is, authorized to take such further action, at the Company's expense, as the Special Committee, in its sole discretion, shall deem necessary, proper or advisable in order to fully carry out the intent and accomplish the purposes of the foregoing resolutions.